Exhibit 99.1

FOR IMMEDIATE RELEASE

Media contacts:	Deborah Spak, (847) 948-2349 Sally Benjamin Young, (847) 948-2304

Investor contacts:	Mary Kay Ladone, (847) 948-3371 Mike Shapiro, (847) 948-3212

BAXTER REPORTS FOURTH QUARTER RESULTS IN LINE WITH

EXPECTATIONS AND PROVIDES FINANCIAL GUIDANCE

FOR FULL-YEAR 2005

Company Generates $1.4 Billion in Cash Flow from Operations in 2004

DEERFIELD, ILL. January 27, 2005 – Baxter International Inc. (NYSE:BAX) today announced financial results for the fourth quarter of 2004.

Income from continuing operations totaled $106 million, including a $245 million non-cash, after-tax asset impairment charge the company announced earlier this month related to its influenza vaccine program and other assets. Income from continuing operations per diluted share totaled $0.17. Excluding the asset impairment charge, earnings from continuing operations were $351 million in the fourth quarter, or $0.57 per diluted share, in line with the company’s expectations.

Worldwide sales in the fourth quarter totaled $2.6 billion, an increase of 3 percent over the same period last year (including a 3 percentage point benefit from foreign exchange). Domestic sales declined 1 percent to $1.2 billion, and international sales grew 7 percent (including a 6 percentage point benefit from foreign exchange) to $1.4 billion.

“We are very pleased with the progress made throughout 2004. We established a new executive management team, improved the company’s cost structure

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BAXTER REPORTS 4TH QUARTER RESULTS — Page 2

by successfully executing the restructuring plans, and demonstrated our ability to set realistic objectives and deliver on them,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “The focus on disciplined, operational execution is clearly yielding solid and substantive results.”

Full-Year 2004 Results

Baxter’s income from continuing operations for full-year 2004 totaled $383 million, or $0.62 per diluted share, including restructuring and other special charges. Excluding the charges, Baxter reported 2004 income from continuing operations of $1.042 billion, or $1.69 per diluted share.

Cash flow from continuing operations totaled approximately $1.4 billion. Free cash flow (cash flow from continuing operations, less capital expenditures) for the full-year increased $181 million to $814 million. Capital spending of $558 million declined 30 percent compared to 2003, and the company reduced net debt by $464 million, resulting in a net-debt-to-capital ratio of 34.2 percent compared to 39.9 percent in the prior year.

“In 2004 we focused on meeting commitments, strengthening the balance sheet and improving the overall quality of earnings and cash flow,” said John Greisch, chief financial officer. “We exceeded the free cash flow objectives set for the year by improving working capital management and capital spending efficiency. We remain committed to delivering sustainable improvements in earnings and free cash flow in 2005 and beyond.”

For the full-year, worldwide sales increased 7 percent to $9.5 billion (including a 4 percentage point benefit from foreign exchange). Domestic sales grew 4 percent in

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BAXTER REPORTS 4TH QUARTER RESULTS — Page 3

2004 to $4.5 billion, and international sales grew 9 percent (including a 7 percentage point benefit from foreign exchange) to $5.0 billion.

Full-year sales for Baxter’s BioScience business totaled $3.5 billion, an increase of 7 percent (including a 4 percentage point benefit from foreign exchange), driven by strong growth of the company’s recombinant Factor VIII products. Recombinant sales totaled $1.3 billion in 2004, an increase of 18 percent over 2003, and included $286 million in sales of ADVATE® Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM), which has now been launched in the U.S. and 12 European countries.

Medication Delivery sales totaled $4.0 billion in 2004, an increase of 6 percent (including a 3 percentage point benefit from foreign exchange), driven by strong growth in the company’s drug delivery business unit. Renal sales advanced 8 percent (including a 4 percentage point benefit from foreign exchange) to $2.0 billion, led primarily by strong international sales of peritoneal dialysis products.

Financial Guidance for 2005

Baxter also announced today its financial guidance for full-year 2005, with organic sales growth of 2 to 4 percent. Sales growth for 2005 reflects the company’s decision to exit certain low margin businesses, which is expected to negatively impact sales growth by approximately 1 percent, or $125 million. The company expects earnings per diluted share from continuing operations to be $1.82 to $1.90. Baxter also expects to generate cash flow from continuing operations of approximately $1.5 billion, or free cash flow of approximately $900 million in 2005 (after $600 million of anticipated capital expenditures).

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BAXTER REPORTS 4TH QUARTER RESULTS — Page 4

For the first quarter of 2005, the company expects organic sales growth of 3 to 4 percent, and earnings per diluted share from continuing operations of $0.33 to $0.35.

The company’s guidance does not include the effect of any potential future decision to repatriate foreign earnings relating to the American Jobs Creation Act of 2004, or the effect of new accounting rules requiring the expensing of stock options.

The Financial Accounting Standards Board (FASB) recently reissued FASB Statement No. 123 “Share–Based Payment,” which covers stock options, as well as other share–based compensation arrangements. The company expects to begin expensing stock options effective July 1, 2005, in accordance with the requirements of FASB Statement No. 123 and will provide the expected impact of this change on its second quarter earnings conference call in July 2005.

A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on Baxter’s website at www.baxter.com beginning at 7:30 a.m. CST on January 27, 2005.

Please visit Baxter’s website for more information regarding future investor events and webcasts, including investor presentations, the company’s Annual Meeting for shareholders in Chicago on May 3, and a company-sponsored Investor Conference in Chicago on May 25.

Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with the treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

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BAXTER REPORTS 4TH QUARTER RESULTS — Page 5

This news release contains forward-looking statements that involve risks and uncertainties, including: the company’s ability to realize in a timely manner the anticipated benefits of restructuring initiatives; the effect of economic conditions; the impact of geographic and/or product mix on the company’s sales; actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts that could delay, limit or suspend product sales and distribution; product quality and/or patient safety concerns leading to product recalls, withdrawals, launch delays or declining sales; product development risks; interest rates; technological advances in the medical field; demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; foreign currency exchange rates; the availability of acceptable raw materials and component supply; global regulatory, trade and tax policies; regulatory, legal or other developments relating to the company’s A, AF and AX series dialyzers; the ability to obtain adequate insurance coverage at reasonable cost; ability to enforce patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; reimbursement policies of government agencies and private payers; internal and external factors that could impact commercialization; results of product testing; and other risks detailed in the company’s filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions within the bounds of management’s knowledge of the company’s business and operations, but there can be no assurance that the actual results or performance of the company will conform to any future results or performance expressed or implied by such forward-looking statements. The company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made. Actual results or experience could differ materially from the forward-looking statements. This news release contains certain non-GAAP financial measures as defined by SEC rules. A reconciliation of these measures to the most directly comparable GAAP measure is included in the schedules entitled “Pro Forma Consolidated Statements of Income” and “GAAP to Pro Forma Reconciliation for Selected Income Statement Lines.”

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BAXTER — PAGE 6

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2004	2003			2004	2003
CONTINUING OPERATIONS:

NET SALES	$2,601	$2,531	3%		$9,509	$8,904	7%

GROSS PROFIT	1,120	1,135	(1%)		3,915	3,953	(1%)
% to Sales	43.1%	44.8%	(1.7	pts)	41.2%	44.4%	(3.2	pts)

MARKETING AND ADMINISTRATIVE EXPENSES	500	485	3%		1,960	1,805	9%
% to Sales	19.2%	19.2%	—	pts	20.6%	20.3%	0.3	pts

RESEARCH AND DEVELOPMENT EXPENSES	128	141	(9%)		517	553	(7%)

RESTRUCTURING AND IMPAIRMENT CHARGES	289	—	—%		832	337	147%

OPERATING INCOME	203	509	(60%)		606	1,258	(52%)

% to Sales	7.8%	20.1%	(12.3	pts)	6.4%	14.1%	(7.7	pts)

INTEREST, NET	33	16	106%		99	87	14%

OTHER EXPENSE (INCOME), NET	3	(4)	N/A		77	42	83%

INCOME BEFORE INCOME TAXES	167	497	(66%)		430	1,129	(62%)

INCOME TAX EXPENSE	61	126	(52%)		47	222	(79%)

INCOME FROM CONTINUING OPERATIONS	$106	$371	(71%)		$383	$907	(58%)

BASIC EPS FROM CONTINUING OPERATIONS	$0.17	$0.61	(72%)		$0.62	$1.51	(59%)

DILUTED EPS FROM CONTINUING OPERATIONS	$0.17	$0.60	(72%)		$0.62	$1.50	(59%)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	617	611			614	599
Diluted	620	614			618	606

RECONCILIATION TO NET INCOME
Income from continuing operations	$106	$371			$383	$907
Discontinued operations	—	(7)			5	(24)
Cumulative effect of accounting changes	—	—			—	(17)

Net income	$106	$364			$388	$866

BAXTER — PAGE 7

PRO FORMA

BAXTER INTERNATIONAL INC.

Pro Forma Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2004	2003			2004	2003
CONTINUING OPERATIONS:

NET SALES	$2,601	$2,531	3%		$9,509	$8,904	7%

GROSS PROFIT	1,120	1,135	(1%)		3,960	3,953	—%
% to Sales	43.1%	44.8%	(1.7	pts)	41.6%	44.4%	(2.8	pts)

MARKETING AND ADMINISTRATIVE EXPENSES	500	485	3%		1,905	1,805	6%
% to Sales	19.2%	19.2%	—	pts	20.0%	20.3%	(0.3	pts)

RESEARCH AND DEVELOPMENT EXPENSES	128	141	(9%)		517	553	(7%)

OPERATING INCOME	492	509	(3%)		1,538	1,595	(4%)

% to Sales	18.9%	20.1%	(1.2	pts)	16.2%	17.9%	(1.7	pts)

INTEREST, NET	33	16	106%		99	87	14%

OTHER EXPENSE (INCOME), NET	3	(4)	N/A		62	42	48%

INCOME BEFORE INCOME TAXES	456	497	(8%)		1,377	1,466	(6%)

INCOME TAX EXPENSE	105	126	(17%)		335	357	(6%)

INCOME FROM CONTINUING OPERATIONS	$351	$371	(5%)		$1,042	$1,109	(6%)

BASIC EPS FROM CONTINUING OPERATIONS	$0.57	$0.61	(7%)		$1.69	$1.85	(9%)

DILUTED EPS FROM CONTINUING OPERATIONS	$0.57	$0.60	(5%)		$1.69	$1.83	(8%)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	617	611			614	599
Diluted	620	614			618	606

RECONCILIATION OF PRO FORMA AMOUNTS TO GAAP AMOUNTS

Net Income
Pro forma net income from continuing operations	$351	$371			$1,042	$1,109
Restructuring and impairment charges	(245)	—			(639)	(202)
Other charges	—	—			(20)	—
Discontinued operations	—	(7)			5	(24)
Cumulative effect of accounting changes	—	—			—	(17)

GAAP net income	$106	$364			$388	$866

Diluted EPS
Pro forma net income from continuing operations	$0.57	$0.60			$1.69	$1.83
Restructuring and impairment charges	(0.40)	—			(1.04)	(0.33)
Other charges	—	—			(0.03)	—
Discontinued operations	—	(0.01)			0.01	(0.04)
Cumulative effect of accounting changes	—	—			—	(0.03)

GAAP net income	$0.17	$0.59			$0.63	$1.43

Non-GAAP Financial Measures: In some cases, certain unusual or non-recurring items can be so significant as to obscure patterns and trends of the company’s business in total. The non-GAAP (generally accepted accounting principles) financial measures contained in this press release (including the presentation above of earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or non-recurring. Therefore, management believes that these non-GAAP financial measures facilitate a fuller analysis of the company’s results of operations. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Management uses these non-GAAP financial measures internally to monitor performance.

BAXTER — PAGE 8

BAXTER INTERNATIONAL INC.

GAAP to Pro Forma Reconciliation for Selected Income Statement Lines

Continuing Operations

(unaudited)

($ in millions)

	Twelve Months Ended December 31, 2004
	GAAP	Q2 2004 Other Charges		Q2 2004 Restructuring & Q4 2004 Impairment Charges		Pro Forma
Gross Profit	$3,915	$45	(A)	$—		$3,960
Marketing and Administrative Expenses	1,960	55	(B)	—		1,905
Operating Income	606	100		832	(E)	1,538
Other Expense, Net	77	15	(C)	—		62
Income before Income Taxes	430	115		832		1,377
Income Tax Expense (Benefit)	47	(95	)(D)	(193)		335
Income from Continuing Operations	383	20		639		1,042

(A)	Includes inventory reserves of $28 million and excess cash flow hedges of $17 million.
(B)	Loan and receivable reserves.
(C)	Asset impairments.
(D)	Includes reversal of tax reserves of $55 million and tax benefit of other charges above of $40 million.
(E)	Includes restructuring charges of $543 million and impairment charges of $289 million.

BAXTER — PAGE 9

BAXTER INTERNATIONAL INC.

Cash Flows from Continuing Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Continuing Operations

(Brackets denote cash outflows)

	Twelve Months Ended December 31,
	2004	2003
Income from continuing operations	$383	$907
Adjustments
Depreciation and amortization	601	547
Deferred income taxes	(119)	106
Impairments, special charges and asset dispositions	404	(14)
Restructuring charges	543	337
Other	26	14
Changes in balance sheet items
Accounts receivable	(188)	24
Inventories	28	(148)
Accounts payable and accrued liabilities	(94)	(73)
Restructuring payments	(195)	(79)
Contributions to pension trusts	(95)	(86)
Other	78	(110)

Cash flows from continuing operations	$1,372	$1,425

Changes in Net Debt Increase (decrease)

	Twelve Months Ended December 31,
	2004	2003
Net debt, January 1	$3,649	$3,449
Cash flows from continuing operations	(1,372)	(1,425)
Capital expenditures	558	792
Dividends	361	346
Acquisitions, net	20	97
Issuance of stock	—	(644)
Purchases of treasury stock	18	714
Other, including the effect of exchange rate changes	(49)	320

Increase (decrease) in net debt	(464)	200

Net debt, December 31	$3,185	$3,649

Key statistics, December 31:
Days sales outstanding	55.3	50.7
Inventory turns	2.7	2.6
Net-debt-to-capital ratio (A)	34.2%	39.9%

(A)	The net-debt-to-capital ratio was calculated in accordance with the company’s primary credit agreements, which give 70% equity credit to the company’s December 2002 $1.25 billion issuance of equity units.

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.

Condensed Consolidated Balance Sheets

(unaudited)

($ in millions)

	December 31, 2004	December 31, 2003
ASSETS
Cash and equivalents	$ 1,109	$ 925
Receivables	2,091	1,914
Inventories	2,135	2,104
Other current assets (1)	684	417

Total current assets	6,019	5,360

Property, plant and equipment, net	4,369	4,592
Other assets (1)	3,803	3,757

Total assets	$14,191	$13,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$ 361	$ 153
Other current liabilities (1)	4,071	3,645
Long-term debt	3,933	4,421
Other long-term liabilities (1)	2,251	2,216
Stockholders’ equity	3,575	3,274

Total liabilities and stockholders’ equity	$14,191	$13,709

(1)	The following is a summary of the company’s cross-currency swaps.

	December 31, 2004	December 31, 2003
Original swaps
Other current liabilities	$ 465	$ 172
Other long-term liabilities	831	785

Total	1,296	957

Mirror swaps
Other current assets	109	—
Other long-term assets	20	—
Other long-term liabilities	(5)	—

Total	124	—

Net total of all cross-currency swaps	$1,172	$ 957

Note: As further discussed in the company’s SEC filings, during the fourth quarter of 2004 the company executed offsetting or mirror swaps relating to approximately 58% of the portfolio. These mirror swaps fix the net amount the company will ultimately pay to settle the swaps subject to this strategy. After execution of the mirror swaps, as the market value of the fixed portion of the original portfolio decreases, the market value of the mirror swaps increases, and vice versa.

BAXTER — PAGE 11

Baxter International Inc.

Net Sales from Continuing Operations

Period Ending December 31, 2004

(unaudited)

($ in millions)	Q4 2004	Q4 2003	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2004	YTD 2003	% Growth @ Actual Rates	% Growth @ Constant Rates
BioScience
United States	$448	$474	(5%)	(5%)	$1,644	$1,532	7%	7%
International	504	462	9%	2%	1,860	1,737	7%	(2%)
Total	$952	$936	2%	(2%)	$3,504	$3,269	7%	3%

Medication Delivery
United States	$694	$685	1%	1%	$2,410	$2,353	2%	2%
International	435	412	6%	0%	1,637	1,474	11%	3%
Total	$1,129	$1,097	3%	1%	$4,047	$3,827	6%	3%

Renal
United States	$103	$100	3%	3%	$406	$394	3%	3%
International	417	398	5%	1%	1,552	1,414	10%	4%
Total	$520	$498	4%	1%	$1,958	$1,808	8%	4%

Baxter International Inc.
United States	$1,245	$1,259	(1%)	(1%)	$4,460	$4,279	4%	4%
International	1,356	1,272	7%	1%	5,049	4,625	9%	2%
Total	$2,601	$2,531	3%	0%	$9,509	$8,904	7%	3%

BAXTER — PAGE 12

Baxter International Inc.

Key Product Line Sales

Period Ending December 31, 2004

(unaudited)

($ in millions)	Q4 2004	Q4 2003	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2004	YTD 2003	% Growth @ Actual Rates	% Growth @ Constant Rates
BioScience
Recombinants	$376	$335	12%	9%	$1,329	$1,123	18%	14%
Plasma Proteins [1]	278	295	(6%)	(7%)	1,037	1,005	3%	0%
Antibody Therapy	84	96	(12%)	(15%)	336	311	8%	5%
Transfusion Therapies	150	150	0%	(3%)	550	553	(1%)	(5%)
Other [2]	64	60	5%	(8%)	252	277	(9%)	(21%)

Total BioScience	$952	$936	2%	(2%)	$3,504	$3,269	7%	3%

Medication Delivery
IV Therapies [3]	$309	$306	1%	(3%)	$1,154	$1,100	5%	0%
Drug Delivery	241	195	24%	23%	789	699	13%	11%
Infusion Systems	236	253	(7%)	(8%)	846	803	5%	3%
Anesthesia	234	229	2%	2%	827	808	2%	2%
Other [4]	109	114	(4%)	(8%)	431	417	3%	(2%)

Total Medication Delivery [5]	$1,129	$1,097	3%	1%	$4,047	$3,827	6%	3%

Renal
PD Therapy	$382	$367	4%	1%	$1,445	$1,344	8%	3%
HD Therapy	134	126	6%	2%	499	447	12%	6%
Other	4	5	(13%)	0%	14	17	(17%)	(35%)

Total Renal	$520	$498	4%	1%	$1,958	$1,808	8%	4%

TOTAL BAXTER	$2,601	$2,531	3%	0%	$9,509	$8,904	7%	3%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
[2]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[3]	Principally includes intravenous solutions and nutritional products.
[4]	Principally includes oncology and other hospital-distributed products.
[5]	Sales of pain management products, which were previously included in Anesthesia, are now reported in Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

BAXTER — PAGE 13

Baxter International Inc.

Key Product Line Sales — US/International

Period Ending December 31, 2004

(unaudited)

	Q4 2004			Q4 2003			% Growth
($ in millions)	US	International	Total	US	International	Total	US	International	Total
BioScience
Recombinants	$173	$ 203	$376	$172	$ 163	$335	1%	25%	12%
Plasma Proteins [1]	118	160	278	151	144	295	(22%)	12%	(6%)
Antibody Therapy	46	38	84	58	38	96	(20%)	0%	(12%)
Transfusion Therapies	76	74	150	76	74	150	0%	0%	0%
Other [2]	35	29	64	17	43	60	111%	(36%)	5%

Total BioScience	$448	$ 504	$952	$474	$ 462	$936	(5%)	9%	2%

Medication Delivery
IV Therapies [3]	$104	$ 205	$309	$116	$ 190	$306	(11%)	8%	1%
Drug Delivery	186	55	241	147	48	195	26%	16%	24%
Infusion Systems	182	54	236	204	49	253	(10%)	9%	(7%)
Anesthesia	214	20	234	208	21	229	3%	(5%)	2%
Other [4]	8	101	109	10	104	114	(19%)	(3%)	(4%)

Total Medication Delivery [5]	$694	$ 435	$1,129	$685	$ 412	$1,097	1%	6%	3%

Renal
PD Therapy	$65	$ 317	$382	$65	$ 302	$367	0%	5%	4%
HD Therapy	35	99	134	32	94	126	8%	5%	6%
Other	3	1	4	3	2	5	14%	(52%)	(13%)

Total Renal	$103	$ 417	$520	$100	$ 398	$498	3%	5%	4%

TOTAL BAXTER	$1,245	$1,356	$2,601	$1,259	$1,272	$2,531	(1%)	7%	3%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
[2]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[3]	Principally includes intravenous solutions and nutritional products.
[4]	Principally includes oncology and other hospital-distributed products.
[5]	Sales of pain management products, which were previously included in Anesthesia, are now reported in Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.